AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 2000.
                                                  REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             LYNX THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                    94-3161073
      (State of Incorporation)                 (I.R.S. Employer Identification
                                                          Number)
                          ----------------------------

                             25861 INDUSTRIAL BLVD.
                                HAYWARD, CA 94545
                                 (510) 670-9300
                          ----------------------------

                            OPTIONS GRANTED UNDER THE
                             1992 STOCK OPTION PLAN
                            (Full title of the plan)

                                EDWARD C. ALBINI
                             CHIEF FINANCIAL OFFICER
                             LYNX THERAPEUTICS, INC.
                             25861 INDUSTRIAL BLVD.
                            HAYWARD, CALIFORNIA 94545
                                 (510) 670-9300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  ------------
                                   Copies to:

                              JAMES C. KITCH, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                           PALO ALTO, CALIFORNIA 94306

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
    TITLE OF SECURITIES    AMOUNT TO BE     PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
      TO BE REGISTERED      REGISTERED     OFFERING PRICE PER   AGGREGATE OFFERING  REGISTRATION FEE
                                               SHARE (1)             PRICE (1)
-----------------------------------------------------------------------------------------------------
Stock Options and Common      800,000        $15.75-$31.19       $23,774,375.76      $6,276.44
Stock (par value $.01)
=====================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price for the unissued stock options and Common Stock are based upon the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market System on June 9, 2000. The offering price per share and aggregate offering price for the outstanding stock options are based upon the exercise prices of such options. The following chart illustrates the calculation of the registration fee:


-------------------------------------------------------------------------------------------------------
    Title of Shares             Number of Shares    Offering Price Per Share   Aggregate Offering Price
-------------------------------------------------------------------------------------------------------
Shares Issuable Pursuant To         72,271                   $15.75                 $1,201,268.25
Outstanding Stock Options
Pursuant To The 1992 Stock
Option Plan

Shares Issuable Pursuant To        723,729                   $31.19                 $22,573,107.51
Unissued Stock Options
Pursuant To The 1992 Stock
Option Plan

-------------------------------------------------------------------------------------------------------
Proposed Maximum Aggregate Offering Price                                           $23,774,375.76
-------------------------------------------------------------------------------------------------------



                                       2.

                                EXPLANATORY NOTE

        This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 800,000 shares of the Registrant's common stock to be issued pursuant to the Registrant's 1992 Stock Option Plan, as amended (the "Plan"). The Registration Statements on Form S-8 previously filed with the Commission relating to the Plan (File No. 333-86634 and No. 333-59157) are incorporated by reference herein. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and all other reports filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the year ended December 31, 1999 are also incorporated by reference therein.



                                    EXHIBITS


EXHIBIT
NUMBER

 5.1           Opinion of Cooley Godward LLP

23.1           Consent of Ernst & Young LLP, Independent Auditors

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1           Power of Attorney is contained on the signature page.

99.1           1992 Stock Option Plan, as amended



                                       3.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on June 16, 2000.


                                            LYNX THERAPEUTICS, INC.




                                            By:    /s/ Edward C. Albini
                                               --------------------------------
                                                   Chief Financial Officer




                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward C. Albini and James C. Kitch, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                TITLE                        DATE
            ---------                                -----                        ----



    /s/ SAM ELETR                            Chairman of the Board             June 16, 2000
------------------------------------
    Sam Eletr, Ph.D.


    /s/ NORMAN J. W. RUSSELL                 Director, President & Chief       June 16, 2000
------------------------------------         Executive Officer
    Norman J. W. Russell, Ph.D.              (Principal Executive Officer)



                                       4.

     /s/ CRAIG C. TAYLOR                     Director                          June 16, 2000
------------------------------------
    Craig C. Taylor


    /s/ WILLIAM K. BOWES, JR.                Director                          June 16, 2000
------------------------------------
    William K. Bowes, Jr.


    /s/ SYDNEY BRENNER                       Director                          June 16, 2000
------------------------------------
    Sydney Brenner


    /s/ JAMES C. KITCH                       Director                          June 16, 2000
------------------------------------
    James C. Kitch



                                       5.

                                  EXHIBIT INDEX


    EXHIBIT
    NUMBER                        DESCRIPTION
    ------                        -----------

       5.1   Opinion of Cooley Godward LLP                                              7
      23.1   Consent of Ernst & Young LLP, Independent Auditors                         8
      23.2   Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this          7
             Registration Statement
      24.1   Power of Attorney is contained on signature pages                          4
      99.1   1992 Stock Option Plan, as amended                                         9


                                       6.